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                                                                    EXHIBIT 21


As of December 31, 1997, the Registrant had three wholly owned subsidiaries, OnBank & Trust Co., a New York trust company, Franklin First Savings Bank, a Pennsylvania savings bank, and OnBank Capital Trust I, a Delaware statutory business trust.



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